UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2017 (March 6, 2017)

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue – 20th Floor New York, New York 10110		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 515-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2017, Vince, LLC (“Vince”), an indirect wholly owned subsidiary of Vince Holding Corp. (the “Company”), entered into a side letter (the “Letter”) with Bank of America, N.A. (“BofA”), as administrative agent and collateral agent under a credit agreement (the “Agreement”), dated as of November 27, 2013, by and among Vince, the guarantors party thereto, the Agent and each lender party thereto.

The Letter provides that during the period from March 6, 2017 until and through April 30, 2017, the respective thresholds included in the definitions of “Covenant Compliance Event” and “Trigger Event” under the Agreement are temporarily modified to be the greater of (a) 12.5% of the Adjusted Loan Cap (as defined under the Agreement) and (b) $5,000,000.  The Letter further provides that prior to May 1, 2017, the cash held with the Company may not be used for purposes other than the equity cure in accordance with the terms of a credit agreement, dated November 27, 2013, by and among Vince and Vince Intermediate Holding, LLC, as borrowers, the Company, as guarantor, the lenders party thereto, BofA, as administrative agent, JPMorgan Chase Bank and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers, and Cantor Fitzgerald, as documentation agent.

Further details are contained in, and this description is qualified in its entirety by, the Letter, which will be included as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending April 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINCE HOLDING CORP.

Date: March 9, 2017	By:	/s/ David Stefko
David Stefko
Executive Vice President, Chief Financial Officer